Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	October 25, 2010
Executive Vice President
And Chief Financial Officer
(310) 481-8484
or
Michelle Ngo
Vice President and Treasurer
(310) 481-8581
KILROY REALTY CORPORATION REPORTS
THIRD QUARTER FINANCIAL RESULTS
     LOS ANGELES, October 25, 2010 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its third quarter ended September 30, 2010 with a net loss available to common stockholders of $126,000, or $0.01 per share, compared to net income available to common stockholders of $8.1 million, or $0.17 per share, in the third quarter of 2009. Revenues from continuing operations in the third quarter totaled $79.8 million, up from $68.5 million in the prior year’s third quarter. Funds from operations (FFO) for the period totaled $29.7 million, or $0.54 per share, compared to $30.2 million, or $0.66 per share, in the year-earlier period.
          For the first nine months of 2010, KRC reported net income available to common stockholders of $3.0 million, or $0.04 per share, compared to $24.8 million, or $0.64 per share, in the first nine months of 2009. Revenues from continuing operations in the nine-month period totaled $219.0 million up from $212.1 million in the same period of 2009. FFO for the first nine months of 2010 totaled $77.2 million, or $1.51 per share, compared to $89.5 million, or $2.25 per share, in the first nine months of 2009.

          FFO for the third quarter and nine months ended September 30, 2009 includes a one-time gain of $3.1 million, or $0.07 per share, from the early extinguishment of debt and FFO for the nine months ended September 30, 2010 includes a one-time charge of $4.6 million, or $0.09 per share, from the early extinguishment of debt. In addition, net income amounts for the nine months ended September 30, 2009 include a $2.5 million, or $0.06 per share, gain from a property disposition. All per share amounts in this report are presented on a diluted basis.
          During the third quarter, KRC signed new and renewing leases on approximately 460,000 square feet of office and industrial space. At September 30, 2010, the company’s stabilized portfolio totaled 13.5 million square feet and was 86.4% occupied, up from 82.8% at December 31, 2009.
          “We continue to make good progress on increasing our occupancy,” said John B. Kilroy, Jr., KRC’s president and chief executive officer. “We are also seeing opportunities to acquire high quality assets at discounts to replacement cost and are pursuing these opportunities in a disciplined and financially conservative manner.”

     KRC management will discuss updated earnings guidance for fiscal 2010 during the company’s October 26, 2010 earnings conference call. The call will begin at 9:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (888) 713-4216, reservation # 69248809. A replay of the conference call will be available via phone through November 9, 2010 at (888) 286-8010, reservation #23483723, or via the Internet at the company’s website.
          Some of the information presented in this release is forward looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Although Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from Kilroy Realty’s expectations are set forth as risk factors in the company’s Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; Kilroy Realty’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs, including utility costs; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete current and future development projects on schedule and on budget; the demand for office space in markets in which Kilroy Realty has a presence; and risks detailed from time to time in the company’s SEC reports, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond Kilroy Realty’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, Kilroy Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
          Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a real estate investment trust active in the office and industrial property sectors of California. For over 60 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego and the San Francisco Bay Area. At September 30, 2010, the company owned 9.8 million rentable square feet of commercial office space and 3.7 million rentable square feet of industrial space. More information is available at www.kilroyrealty.com.
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KILROY REALTY CORPORATION
SUMMARY QUARTERLY RESULTS
(unaudited, in thousands, except per share data)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Revenues	$79,804	$68,494	$219,039	$212,055

Net (loss) income available to common stockholders	$(126)	$8,111	$2,977	$24,803

Weighted average common shares outstanding — basic	52,274	42,935	48,562	37,279
Weighted average common shares outstanding — diluted	52,274	42,935	48,565	37,297

Net (loss) income available to common stockholders per share — basic	$(0.01)	$0.17	$0.04	$0.64
Net (loss) income available to common stockholders per share — diluted	$(0.01)	$0.17	$0.04	$0.64
Funds From Operations (1), (2)	$29,690	$30,190	$77,154	$89,480

Weighted average common shares/units outstanding — basic (3)	54,778	45,493	51,106	39,779
Weighted average common shares/units outstanding — diluted (3)	54,782	45,494	51,109	39,797

Funds From Operations per common share/unit — basic (3)	$0.54	$0.66	$1.51	$2.25
Funds From Operations per common share/unit — diluted (3)	$0.54	$0.66	$1.51	$2.25

Common shares outstanding at end of period			52,350	43,149
Common partnership units outstanding at end of period			1,723	1,723

Total common shares and units outstanding at end of period			54,073	44,872

	September 30, 2010	September 30, 2009
Stabilized portfolio occupancy rates:
Office	84.8%	81.6%
Industrial	90.6%	84.6%

Weighted average total	86.4%	82.5%

Los Angeles and Ventura Counties	90.2%	89.4%
San Diego	82.2%	78.2%
Orange County	88.3%	81.4%
San Francisco	89.4%	—

Weighted average total	86.4%	82.5%

	September 30, 2010	September 30, 2009
Total square feet of stabilized properties owned at end of period:
Office	9,810	8,658
Industrial	3,654	3,654

Total	13,464	12,312

(1)	Reconciliation of Net Income Available to Common Stockholders to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(2)	Reported amounts are attributable to common stockholders and common unitholders.

(3)	Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.
KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2010	2009
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$432,289	$335,932
Buildings and improvements	2,245,618	1,920,543
Undeveloped land and construction in progress	286,522	263,608

Total real estate held for investment	2,964,429	2,520,083
Accumulated depreciation and amortization	(652,675)	(605,976)

Total real estate assets, net	2,311,754	1,914,107

Cash and cash equivalents	8,313	9,883
Restricted cash	3,265	2,059
Marketable securities	4,481	3,452
Current receivables, net	4,055	3,236
Deferred rent receivables, net	83,563	74,392
Note receivable	—	10,679
Deferred leasing costs and acquisition-related intangible assets, net	96,691	51,832
Deferred financing costs, net	14,574	8,334
Prepaid expenses and other assets, net	8,988	6,307

TOTAL ASSETS	$2,535,684	$2,084,281

LIABILITIES, NONCONTROLLING INTEREST AND EQUITY LIABILITIES:
Secured debt, net	$315,150	$294,574
Exchangeable senior notes, net	298,295	436,442
Unsecured senior notes, net	330,941	144,000
Unsecured line of credit	205,000	97,000
Accounts payable, accrued expenses and other liabilities	66,814	52,533
Accrued distributions	20,383	17,136
Deferred revenue and acquisition-related intangible liabilities, net	68,251	66,890
Rents received in advance and tenant security deposits	23,776	18,230

Total liabilities	1,328,610	1,126,805

	September 30,	December 31,
	2010	2009
NONCONTROLLING INTEREST:
7.45% Series A cumulative redeemable preferred units of the Operating Partnership	73,638	73,638

EQUITY:
Stockholders’ Equity
7.80% Series E Cumulative Redeemable Preferred stock	38,425	38,425
7.50% Series F Cumulative Redeemable Preferred stock	83,157	83,157
Common stock	523	431
Additional paid-in capital	1,209,673	913,657
Distributions in excess of earnings	(230,215)	(180,722)

Total stockholders’ equity	1,101,563	854,948

Noncontrolling Interest
Common units of the Operating Partnership	31,873	28,890

Total equity	1,133,436	883,838

TOTAL LIABILITIES, NONCONTROLLING INTEREST AND EQUITY	$2,535,684	$2,084,281

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
REVENUES:
Rental income	$72,608	$61,297	$198,302	$186,959
Tenant reimbursements	6,211	6,843	18,412	21,898
Other property income	985	354	2,325	3,198

Total revenues	79,804	68,494	219,039	212,055

EXPENSES:
Property expenses	15,845	12,699	42,408	37,611
Real estate taxes	7,614	5,988	20,132	18,260
Provision for bad debts	(857)	243	(843)	395
Ground leases	336	398	648	1,227
General and administrative expenses	7,273	7,662	21,096	22,023
Acquisition-related expenses	354	—	1,624	—
Depreciation and amortization	30,054	21,968	74,714	66,608

Total expenses	60,619	48,958	159,779	146,124

OTHER (EXPENSES) INCOME:
Interest income and other net investment gains	337	501	703	1,074
Interest expense	(15,853)	(10,926)	(40,897)	(35,041)
Gain (loss) on early extinguishment of debt	—	3,119	(4,564)	3,119

Total other (expenses) income	(15,516)	(7,306)	(44,758)	(30,848)

INCOME FROM CONTINUING OPERATIONS	3,669	12,230	14,502	35,083

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
DISCONTINUED OPERATIONS
Loss from discontinued operations	—	—	—	(224)
Net gain on dispositions of discontinued operations	—	—	—	2,485

Total income from discontinued operations	—	—	—	2,261

NET INCOME	3,669	12,230	14,502	37,344

Net loss (income) attributable to noncontrolling common units of the Operating Partnership	4	(320)	(128)	(1,144)

NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	3,673	11,910	14,374	36,200

PREFERRED DISTRIBUTIONS AND DIVIDENDS:
Distributions on noncontrolling cumulative redeemable preferred units of the Operating Partnership	(1,397)	(1,397)	(4,191)	(4,191)
Preferred dividends	(2,402)	(2,402)	(7,206)	(7,206)

Total preferred distributions and dividends	(3,799)	(3,799)	(11,397)	(11,397)

NET (LOSS) INCOME AVAILABLE TO COMMON STOCKHOLDERS	$(126)	$8,111	$2,977	$24,803

Weighted average common shares outstanding — basic	52,274	42,935	48,562	37,279
Weighted average common shares outstanding — diluted	52,274	42,935	48,565	37,297
Net (loss) income available to common stockholders per share — basic	$(0.01)	$0.17	$0.04	$0.64

Net (loss) income available to common stockholders per share — diluted	$(0.01)	$0.17	$0.04	$0.64

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Net (loss) income available to common stockholders	$(126)	$8,111	$2,977	$24,803
Adjustments:
Net (loss) income attributable to noncontrolling common units of the Operating Partnership	(4)	320	128	1,144
Depreciation and amortization of real estate assets	29,820	21,759	74,049	66,018
Net gain on dispositions of discontinued operations	—	—	—	(2,485)

Funds From Operations (1)	$29,690	$30,190	$77,154	$89,480

Weighted average common shares/units outstanding — basic	54,778	45,493	51,106	39,779
Weighted average common shares/units outstanding — diluted	54,782	45,494	51,109	39,797

Funds From Operations per common share/unit — basic (2)	$0.54	$0.66	$1.51	$2.25

Funds From Operations per common share/unit — diluted (2)	$0.54	$0.66	$1.51	$2.25

(1)	The company calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Management believes that FFO is a useful supplemental measure of the company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of the company’s operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the company’s properties, which are significant economic costs and could materially impact the company’s results from operations.

(2)	Reported amounts are attributable to common stockholders and common unitholders.